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                                                                      EXHIBIT 21


                            THE LUBRIZOL CORPORATION

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                                                     % OF                STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                             OWNERSHIP            OF INCORPORATION

Lubrizol Adibis (UK) Limited                          100%              United Kingdom
Lubrizol do Brasil Aditivos Ltda.                     100%              Brazil
Lubrizol Canada Limited                               100%              Canada
Lubrizol de Chile Limitada                            100%              Chile
Lubrizol China, Inc.                                  100%              Ohio
Lubrizol Deutschland GmbH                             100%              Germany
Lubrizol Espanola, S.A.                               100%              Spain
Lubrizol Europe B.V.                                  100%              The Netherlands
Lubrizol Foam Control Additives, Inc.                 100%              South Carolina
Lubrizol France S.A.S.                                100%              France
Lubrizol Gesellschaft m.b.H.                          100%              Austria
Lubrizol International, Inc.                          100%              Cayman Islands
Lubrizol International Management
   Corporation                                        100%              Nevada
Lubrizol Italiana S.p.A.                              100%              Italy
Lubrizol Japan Limited                                100%              Japan
Lubrizol Limited                                      100%              United Kingdom
Lubrizol de Mexico Comercial, S. de R.L.
   de C.V.                                            100%              Mexico
Lubrizol Overseas Trading Corporation                 100%              Delaware
Lubrizol Performance Systems Inc.                     100%              Georgia
Lubrizol Performance Systems Limited                  100%              United Kingdom

Lubrizol Servicios Tecnicos, S. de C.V.               100%              Mexico
Lubrizol South Africa (Pty) Limited                   100%              South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                   100%              Singapore
Lubrizol de Venezuela, C.A.                           100%              Venezuela
Carroll Scientific, Inc.                              100%              Illinois
Chemron Corporation                                   100%              Delaware
CPI Engineering Services, Inc.                        100%              Michigan

Engine Control Systems Europe AB                      100%              Sweden
Engine Control Systems Ltd.                           100%              Nevada
Engine Control Systems Ltd.                           100%              United Kingdom
Gateway Additive Company                              100%              Nevada
Lanzhou Lubrizol - Lanlian Additive
   Co., Ltd.                                           50%              China
Shanghai Lubrizol International Trading
   Co., Ltd.                                          100%              China
Tianjin Lubrizol - Lanlian Additive
   Co., Ltd.                                         50.05%             China
Lubrizol India Private Limited                         50%              India



AFFILIATES

Terminal Industrial Apodaca, S.A. de C.V.              40%              Mexico
Lubrizol Transarabian Company Limited                  49%              Saudi Arabia
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